                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) SEPTEMBER 30, 1994
                                                 ------------------

                            THE PENN TRAFFIC COMPANY
- - --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



DELAWARE                               1-9930                     25-0716800
- - --------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
 of Incorporation)                     File Number)          Identification No.)



1200 STATE FAIR BOULEVARD, SYRACUSE, NEW YORK                           13209
- - --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)




Registrant's telephone number, including area code  (315) 453-7284
                                                    --------------



- - --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2  ACQUISITION OR DISPOSITION OF ASSETS

     On September 30, 1994, the Company entered into an agreement with American Stores Company's subsidiaries, Acme Markets, Inc., American Stores Properties, Inc. and American Stores Realty Corporation to acquire 45 supermarkets ("Acquired Supermarkets") currently operating under the Acme trade name in north central and northeastern Pennsylvania and south central New York. The purchase price for the stores is approximately $75 million plus the cost of inventory (estimated to be approximately $19 million).

     The 45 stores had aggregate revenues of approximately $358 million for the year ended January 29, 1994. After an initial transition period, the integration of a majority of these stores into the Company is expected to add approximately 700,000 to 800,000 retail square feet to Penn Traffic's existing operations and to generate annual revenues of approximately $260 million. During the next 24 to 30 months, Penn Traffic plans to renovate or enlarge most of the acquired stores at a total cost of $50 million.

     The Company expects the acquisition, which is subject to various customary conditions, to close by calendar year end.

     The following financial statements, pro forma financial information and exhibits are filed as part of this report.


ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     The following financial information for the Acme Markets, Inc. supermarkets to be acquired by The Penn Traffic Company is included in this report as follows:

     -Report of Independent Auditors
     -Statements of Assets and Liabilities (January 29, 1994 and January 30,
        1993)
     -Statements of Operating Revenue and Expenses (for the years ended
        January 29, 1994 and January 30, 1993)
     -Notes to Financial Statements
     -Statements of Assets and Liabilities (Unaudited)
        (July 30, 1994 and July 31, 1993)
     -Statements of Operating Revenue and Expenses (Unaudited)
        (for the 26 weeks ended July 30, 1994 and July 31, 1993)
     -Notes to Financial Statements (Unaudited)



     Combined unaudited pro forma financial information for The Penn Traffic Company is included in this report as follows:

     -Introduction
     -Pro Forma Condensed Consolidated Balance Sheet - Unaudited (July 30, 1994) -Pro Forma Consolidated Statement of Operations - Unaudited (for the
        26 weeks ended July 31, 1993)
     -Pro Forma Consolidated Statement of Operations - Unaudited (for the
        26 weeks ended July 30, 1994)
     -Pro Forma Consolidated Statement of Operations - Unaudited (for the
        52 weeks ended January 29, 1994)
     -Notes to the Pro Forma Condensed Consolidated Balance Sheet
     -Notes to the Pro Forma Consolidated Statements of Operations

ITEM 7(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


               Financial Statements

               Acme Markets, Inc.
               Supermarkets to be Acquired by
               The Penn Traffic Company

               YEARS ENDED JANUARY 29, 1994 AND
               JANUARY 30, 1993
               WITH REPORT OF INDEPENDENT AUDITORS

                               Acme Markets, Inc.
                         Supermarkets to be Acquired by
                            The Penn Traffic Company

                              Financial Statements

                Years ended January 29, 1994 and January 30, 1993




                                    Contents


Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . 1

Audited Financial Statements

Statements of Assets and Liabilities . . . . . . . . . . . . . . . . . . . 2
Statements of Operating Revenue and Expenses . . . . . . . . . . . . . . . 3
Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . 4

                         Report of Independent Auditors


Board of Directors
Acme Markets, Inc.


We have audited the accompanying statements of assets and liabilities of Acme Markets, Inc. Supermarkets to be Acquired by The Penn Traffic Company (the "Acquired Supermarkets") as of January 29, 1994 and January 30, 1993, and the related statements of operating revenue and expenses for each of the two fiscal years then ended. These financial statements are the responsibility of the management of Acme Markets, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of assets and liabilities and operating revenue and expenses were prepared in connection with the Asset Purchase Agreement by and between Acme Markets, Inc. and The Penn Traffic Company described in the Notes to Financial Statements, and are not intended to be complete representations of the operating revenue and expenses or the assets and liabilities of the Acquired Supermarkets.

In our opinion, the financial statements referred to above present fairly the assets and liabilities of the Acquired Supermarkets at January 29, 1994 and January 30, 1993, and their operating revenue and expenses for each of the two fiscal years then ended, in conformity with generally accepted accounting principles.



                                        /s/ Ernst & Young LLP

                                        ERNST & YOUNG LLP

Salt Lake City, Utah
October 7, 1994

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                      Statements of Assets and Liabilities


                                                      January 29,   January 30,
                                                         1994          1993
                                                      -------------------------
                                                            (IN THOUSANDS)
Assets
Cash                                                   $     651     $     527
Inventories                                               18,743        21,013
Prepaid expenses                                             175           178

Property, plant and equipment:
  Land                                                       156           156
  Buildings                                                2,124         2,124
  Equipment, fixtures and leasehold improvements          49,998        42,499
                                                       -----------------------
                                                          52,278        44,779
  Less accumulated depreciation and amortization          36,716        33,410
                                                       -----------------------
Net property, plant and equipment                         15,562        11,369


Property under capital leases, less accumulated
  amortization of $3,710 at January 29, 1994
  and $3,476 at January 30, 1993                           1,031         1,266
                                                       -----------------------
                                                          36,162        34,353


Liabilities
Obligations under capital leases                           1,979         2,325
                                                       -----------------------
Net assets                                             $  34,183     $  32,028
                                                       -----------------------
                                                       -----------------------


SEE ACCOMPANYING NOTES.

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                  Statements of Operating Revenue and Expenses



                                                            Year ended
                                                      January 29,   January 30,
                                                         1994          1993
                                                      -------------------------
                                                            (IN THOUSANDS)
Sales                                                  $ 357,641     $ 361,186
Cost of merchandise sold, including warehousing
  and transportation expenses                            280,972       282,123
                                                       -----------------------
Gross profit                                              76,669        79,063


Operating expenses:
  Salaries, employee benefits and other                   60,531        58,417
  Depreciation and amortization                            3,538         2,577
  Interest on capital leases                                 244           281
                                                       -----------------------
Total operating expenses                                  64,313        61,275
                                                       -----------------------
Store operating income                                 $  12,356     $  17,788
                                                       -----------------------
                                                       -----------------------


SEE ACCOMPANYING NOTES.

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                          Notes to Financial Statements

                                January 29, 1994


1.   Basis of Presentation

On September 30, 1994, Acme Markets, Inc. and related entities entered into an agreement (Asset Purchase Agreement) with The Penn Traffic Company to sell 45 grocery stores located in northeastern Pennsylvania and southern upstate New York hereinafter referred to as the Acquired Supermarkets. Acme Markets, Inc. is an indirectly wholly-owned subsidiary of American Stores Company. Acme Markets, Inc. operated supermarkets in certain buildings which, in addition to the related land, were owned or leased by related entities. For purposes of these statements, cost, accumulated depreciation and depreciation expense or rent expense related to these properties, as recorded by the related entities, have been reflected as if the property were owned or leased by the Acquired Supermarkets. The fiscal year of the Acquired Supermarkets ends on the Saturday nearest to January 31.

The statements of operating revenue and expenses presented herein differ from a complete statement of operations in that certain allocations of indirect charges, including, but not limited to, income tax expense, interest expense and overhead costs incurred by the American Stores Company and Acme Markets, Inc. have been excluded (see unaudited Note 5). Accordingly, the statements of operating revenue and expenses do not include any overhead expenses related to corporate, region and district offices.

Certain amounts reflected in the accompanying statements, including, but not limited to, cost of merchandise sold, advertising, occupancy, operations and other store expenses include allocated charges from related entities which are based on sales, usage, and/or wages. These allocated charges amounted to $6,341,000 in fiscal 1993 and $5,311,000 in fiscal 1992. Such allocated costs included in the accompanying statements are not representative of the actual results that would have resulted had the Acquired Supermarkets been operated as a stand-alone entity. The Statements of Assets and Liabilities differ from a complete balance sheet in that only those assets to be acquired and liabilities assumed in connection with the Asset Purchase Agreement are included.

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                    Notes to Financial Statements (continued)


2.   Summary of Significant Accounting Policies

Inventories

Inventories are stated at the lower of cost or market. The FIFO (first-in, first-out) or average cost methods are used to determine the cost of the inventories.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation and amortization charged to operations for financial statement purposes, including amortization of property under capital leases, are computed using the straight-line method over the estimated useful life of the asset, or over the remaining lease term if shorter.

3.   Leases

Certain stores are leased from unrelated third parties. Remaining initial lease terms range from one to five years not including renewal options, and may provide for contingent rent based on sales volume in excess of specified levels. These additional rentals amounted to $256,000 in fiscal 1993 and $247,000 in fiscal 1992.

The summary below shows the aggregate future minimum rent commitments as of January 29, 1994 for both operating and capital leases.

                                                      Operating      Capital
          Fiscal Year                                   Leases       Leases
          -------------------------------------------------------------------
                                                          (IN THOUSANDS)
          1994                                        $   1,292     $     608
          1995                                            1,060           574
          1996                                              831           567
          1997                                              648           460
          1998                                              287           311
          Thereafter                                        111           205
                                                      -----------------------
          Total minimum rental commitments            $   4,229         2,725
                                                      ---------
                                                      ---------
          Less amount representing interest                               598
          Less executory costs (such as taxes,
            insurance, and maintenance)                                   148
                                                                    ---------
          Obligations under capital leases                          $   1,979
                                                                    ---------
                                                                    ---------

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                    Notes to Financial Statements (continued)


3.   Leases (continued)

Rent expense was $1,686,000 for fiscal 1993 and $1,646,000 for fiscal 1992.

4.   Pensions

Substantially all employees of the Acquired Supermarkets are covered under union-sponsored defined benefit multiemployer plans, contributions to which are made in accordance with negotiated labor contracts. The passage of the Multiemployer Pension Plan Amendments Act of 1980 (the "Act") may, under certain circumstances, cause the Acquired Supermarkets to become subject to liabilities in excess of contributions made under collective bargaining agreements. Generally, liabilities are contingent upon the termination, withdrawal, or partial withdrawal from the plans. Acme Markets, Inc. has not undertaken to terminate, withdraw, or partially withdraw from any of these plans that could result in a significant liability. Under the Act, liabilities would be based upon employers' proportional share of each plan's unfunded vested benefits. The Acquired Supermarkets contributed approximately $1,380,000 in 1993 and $1,379,000 in 1992 to these plans.

5.   Corporate, Region and District Overhead Allocations (Unaudited)

Various administrative and operational services to the Acquired Supermarkets are provided directly by Acme Markets, Inc. or related entities. These administrative services represent non-store functions including, but not limited to, operational supervision, legal assistance, employee benefit administration, human resources, treasury, accounting, audit, tax, real estate, buying, information systems and management training. The costs are allocated based on usage, wages, and/or sales, and are not necessarily indicative of costs that would be incurred to run a stand-alone company. The allocations to the Acquired Supermarkets for fiscal 1993 and 1992 were $6,279,000 and $6,860,000, respectively. As discussed in the Basis of Presentation footnote above, none of these costs are included in the statements of operating revenue and expenses.

               Unaudited Financial Statements

               Acme Markets, Inc.
               Supermarkets to be Acquired by
               The Penn Traffic Company

               TWENTY-SIX WEEKS ENDED JULY 30, 1994
               AND JULY 31, 1993

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                         Unaudited Financial Statements

             Twenty-six weeks ended July 30, 1994 and July 31, 1993




                                    Contents



Statements of Assets and Liabilities (Unaudited) . . . . . . . . . . . . .1
Statements of Operating Revenue and Expenses (Unaudited) . . . . . . . . .2
Notes to Financial Statements (Unaudited). . . . . . . . . . . . . . . . .3

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                Statements of Assets and Liabilities (Unaudited)



                                                        July 30,      July 31,
                                                          1994          1993
                                                       -----------------------
                                                            (IN THOUSANDS)
Assets
Cash                                                   $     638     $     632
Inventories                                               18,588        19,230
Prepaid expenses                                             230           367

Property, plant and equipment:
  Land                                                       156           156
  Buildings                                                2,124         2,123
  Equipment, fixtures and leasehold improvements          51,302        45,764
                                                       -----------------------
                                                          53,582        48,043
  Less accumulated depreciation and amortization          38,111        34,917
                                                       -----------------------
Net property, plant and equipment                         15,471        13,126


Property under capital leases, less accumulated
  amortization of $3,826 at July 30, 1994
  and $3,593 at July 31, 1993                                915         1,148
                                                       -----------------------
                                                          35,842        34,503
Liabilities
Obligations under capital leases                           1,791         2,157
                                                       -----------------------
Net assets                                             $  34,051     $  32,346
                                                       -----------------------
                                                       -----------------------


SEE ACCOMPANYING NOTES.

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

            Statements of Operating Revenue and Expenses (Unaudited)



                                                        Twenty-six weeks ended
                                                        July 30,      July 31,
                                                          1994          1993
                                                       -----------------------
                                                            (IN THOUSANDS)
Sales                                                  $ 183,396     $ 184,206
Cost of merchandise sold, including warehousing
  and transportation expenses                            143,387       145,876
                                                       -----------------------
Gross profit                                              40,009        38,330

Operating expenses:
  Salaries, employee benefits and other                   32,029        31,203
  Depreciation and amortization                            1,858         1,655
  Interest on capital leases                                 107           128
                                                       -----------------------
Total operating expenses                                  33,994        32,986
                                                       -----------------------
Store operating income                                 $   6,015     $   5,344
                                                       -----------------------
                                                       -----------------------


SEE ACCOMPANYING NOTES.

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

                    Notes to Financial Statements (Unaudited)

                                  July 30, 1994



1.   General

The accompanying unaudited statements of assets and liabilities and operating revenue and expenses have been prepared by Acme Markets, Inc. (Acme) and, in the opinion of the management of Acme, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of net assets and store operations (also see "Basis of Presentation" below). The statements of operating revenue and expenses are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the January 29, 1994 audited financial statements and notes thereto included elsewhere in this filing.


2.   Basis of Presentation

On September 30, 1994, Acme Markets, Inc. and related entities entered into an agreement (Asset Purchase Agreement) with The Penn Traffic Company to sell 45 grocery stores located in northeastern Pennsylvania and southern upstate New York hereinafter referred to as the Acquired Supermarkets. Acme Markets, Inc. is an indirectly wholly-owned subsidiary of American Stores Company. Acme Markets, Inc. operated supermarkets in certain buildings which, in addition to the related land, were owned or leased by related entities. For purposes of these statements, cost, accumulated depreciation, and depreciation expense or rent expense related to these properties, as recorded by the related entities, have been reflected as if the property were owned or leased by the Acquired Supermarkets.

The accompanying financial statements relate solely to the assets to be acquired by The Penn Traffic Company and are not intended to represent the complete financial position and results of operations of the Acquired Supermarkets.

The statements of operating revenue and expenses presented herein differ from a complete statement of operations in that certain allocations of indirect charges, including, but not limited to, income tax expense, interest expense and overhead costs incurred by American Stores Company and Acme Markets, Inc. have been excluded. Accordingly, the statements of operating revenue and expenses do not include any expenses for, but not limited to, corporate,

                      Acme Markets, Inc. Supermarkets to be
                      Acquired by The Penn Traffic Company

              Notes to Financial Statements (Unaudited) (continued)



2.   Basis of Presentation (continued)

region and district offices. The statements of operating revenue and expenses contain the results of those stores that are to be acquired. Certain amounts, including, but not limited to, cost of merchandise sold, advertising, occupancy, operations and other store expenses include allocated charges which are based on sales, usage, and/or wages. These allocated charges amounted to $4,743,000 and $3,713,000 for the twenty-six weeks ended July 30, 1994 and July 31, 1993, respectively. The allocated costs included in the accompanying statements are not representative of the actual results that would have resulted had the Acquired Supermarkets been operated as a stand-alone entity. The statements of assets and liabilities differ from a complete balance sheet in that only those assets to be acquired and liabilities assumed in connection with the Asset Purchase Agreement are included.

ITEM 7 (B) PRO FORMA FINANCIAL INFORMATION FOR PURCHASE OF ACQUIRED SUPERMARKETS


                            THE PENN TRAFFIC COMPANY
                         PRO FORMA FINANCIAL INFORMATION


                                  Introduction


     The following unaudited pro forma condensed consolidated balance sheet and unaudited pro forma consolidated statements of operations for The Penn Traffic Company and subsidiaries ("Penn Traffic") gives effect to the following events as though they had occurred at July 30, 1994, in the case of the unaudited pro forma condensed consolidated balance sheet, and as of the beginning of the applicable period, in the case of the unaudited pro forma consolidated statements of operations:

     a) The acquisition ("Acquisition") of 45 supermarkets expected to be purchased from Acme Markets, Inc. and related entities ("Acme") for $75 million plus inventory;

     b) The issuance of $100 million in principal amount of Senior Notes at an assumed interest rate of 10.5%;

     c)   The payment of expenses related to the foregoing; and

     d) In the case of the unaudited pro forma consolidated statements of operations for the year ended January 29, 1994 and the 26 weeks ended July 31, 1993, the acquisition ("Insalaco Acquisition") of 12 supermarkets purchased from Insalaco Markets, Inc. ("Insalaco") in September 1993.

     The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma consolidated statements of operations are based on certain assumptions that may not prove to be accurate and are not necessarily indicative of the actual financial position or results of operations which would have existed or been realized if the foregoing events had taken place at the dates indicated above or which may exist or be realized in the future. For each 1/8 of 1% change in assumed interest rate on the Senior Notes, pro forma interest expense and pro forma net income would change by $125,000 and $75,000 per year or $62,500 and $37,500 per twenty-six week period, respectively.

     Under purchase accounting, tangible and identifiable intangible assets acquired will be recorded at their respective fair values. Complete information regarding the fair values of assets to be acquired is not available. As such, the allocation of the excess of purchase cost over net assets acquired has been estimated for purposes of this pro forma presentation. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the unaudited pro forma consolidated financial information presented. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma consolidated financial information are preliminary and have been made solely for purposes of developing the unaudited pro forma consolidated financial information.

     These statements should be read in conjunction with the audited financial statements of Penn Traffic filed with the Securities and Exchange Commission in its Form 10-K for the fiscal year ended January 29, 1994, the unaudited financial statements of Penn Traffic filed with the Securities and Exchange Commission on Form 10-Q for the fiscal quarters ended April 30, 1994 and July 30, 1994, respectively, the audited financial statements of the Acquired Supermarkets, for the fiscal years ended January 29, 1994 and January 30, 1993, respectively, and the unaudited financial statements of the Acquired Super-markets, for the 26 weeks ended July 30, 1994 and July 31, 1993, respectively, and which are included herein under Item 7 (a).

                            THE PENN TRAFFIC COMPANY
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - UNAUDITED
                                  JULY 30, 1994
                             IN THOUSANDS OF DOLLARS




                                                          PRO      CONSOLIDATED
                               PENN       ACQUIRED       FORMA         PRO
                              TRAFFIC   SUPERMARKETS  ADJUSTMENTS      FORMA
                            ----------  ------------  -----------  -------------
     ASSETS
Cash and short-term         $   41,304  $      638   $     (638)(1) $   44,486
   investments                                            3,182 (2)
Receivables and prepaid
   expenses - net               76,796         230                      77,026
Inventories                    348,854      18,588                     367,442
                            ----------  ----------   ----------     ----------
    Total Current Assets       466,954      19,456        2,544        488,954

Capital leases - net           131,145         915         (915)(3)    131,145
Property, plant and
   equipment - net             543,698      15,471       (5,833)(4)    553,336
Other assets - net             459,009                   76,362 (4)    535,371
                            ----------  ----------   ----------     ----------

   TOTAL ASSETS             $1,600,806  $   35,842   $   72,158     $1,708,806
                            ----------  ----------   ----------     ----------
                            ----------  ----------   ----------     ----------

   LIABILITIES AND
   SHAREHOLDERS' EQUITY
Current maturities of
   long-term debt           $    4,128  $            $              $    4,128
Current portion of
   obligations under
   capital leases                9,302                                   9,302
Payables and accruals          341,794                    8,000 (5)    349,794
                            ----------  ----------   ----------     ----------
    Total Current
     Liabilities               355,224                    8,000        363,224

Long-term debt                 984,445                  100,000 (6)  1,084,445
Obligations under
   capital leases              129,616       1,791       (1,791)(3)    129,616
Other non-current
   liabilities                 116,045                                 116,045
Net assets                                  34,051      (34,051)(7)
Shareholders' equity            15,476                                  15,476
                            ----------  ----------   ----------     ----------

   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY    $1,600,806  $   35,842   $   72,158     $1,708,806
                            ----------  ----------   ----------     ----------
                            ----------  ----------   ----------     ----------


     Refer to Notes to Pro Forma Condensed Consolidated Balance Sheet.

                            THE PENN TRAFFIC COMPANY
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                  FOR THE TWENTY-SIX WEEKS ENDED JULY 31, 1993
                 IN THOUSANDS OF DOLLARS (EXCEPT PER SHARE DATA)

                                                          PRO       CONSOLIDATED
                               PENN        ACQUIRED       FORMA          PRO
                              TRAFFIC (1) SUPERMARKETS  ADJUSTMENTS     FORMA
                             ---------    ------------  -----------  -----------
TOTAL REVENUES               $1,619,289   $  184,206   $  (49,624)(2)$1,753,871

COST AND OPERATING EXPENSES:
   Cost of sales (including
     buying and occupancy     1,263,328      145,876      (39,765)(2) 1,373,322
     costs)                                                 3,883 (3)

   Selling and administrative
     expenses                   284,443       32,858       (8,837)(2)   304,891
                                                           (3,883)(3)
                                                              310 (5)
   Unusual item                   6,400                                   6,400
                             ----------   ----------   ----------    ----------
OPERATING INCOME                 65,118        5,472       (1,332)       69,258
   Interest expense              61,953          128        5,247 (6)    67,328
                             ----------   ----------   ----------    ----------
INCOME BEFORE INCOME TAXES
   AND EXTRAORDINARY ITEM         3,165        5,344       (6,579)        1,930
   Provision for income taxes     1,641                      (494)(7)     1,147
                             ----------   ----------   ----------    ----------
INCOME BEFORE EXTRAORDINARY
   ITEM                      $    1,524   $    5,344   $   (6,085)   $      783
                             ----------   ----------   ----------    ----------
                             ----------   ----------   ----------    ----------
PER SHARE DATA:
   Income before
     extraordinary item
     (after preferred
      dividends)             $      .14                              $      .06
                             ----------                              ----------
                             ----------                              ----------
   Average Number of Common
     Shares Outstanding       9,956,722                               9,956,722
                             ----------                              ----------
                             ----------                              ----------


     Refer to Notes to Pro Forma Consolidated Statements of Operations.

                            THE PENN TRAFFIC COMPANY
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                  FOR THE TWENTY-SIX WEEKS ENDED JULY 30, 1994
                  IN THOUSANDS OF DOLLARS (EXCEPT PER SHARE DATA)

                                                           PRO       CONSOLIDATED
                                 PENN      ACQUIRED       FORMA           PRO
                                TRAFFIC   SUPERMARKETS  ADJUSTMENTS      FORMA
                              ----------  ------------  -----------    ----------
TOTAL REVENUES                $1,645,728  $  183,396    $  (45,892)(2) $1,783,232

COST AND OPERATING EXPENSES:
   Cost of sales (including
     buying and occupancy
     costs)                    1,274,388     143,387     (36,270)(2)  1,385,573
                                                           4,068 (3)
   Selling and administrative
     expenses                    295,552      33,887      (8,754)(2)    315,652
                                                          (4,068)(3)
                                                          (1,120)(4)
                                                             155 (5)
   Unusual item                                            1,120 (4)      1,120
                              ----------  ----------  ----------     ----------

OPERATING INCOME                  75,788       6,122      (1,023)        80,887
   Interest expense               57,791         107       5,268 (6)     63,166
                              ----------  ----------  ----------     ----------

INCOME BEFORE INCOME TAXES,
   EXTRAORDINARY ITEM AND
   CUMULATIVE EFFECT OF
   CHANGE IN ACCOUNTING
   PRINCIPLE                      17,997       6,015      (6,291)        17,721
   Provision for income taxes      8,873                    (110)(7)      8,763
                              ----------  ----------  ----------     ----------

INCOME BEFORE EXTRAORDINARY
   ITEM AND CUMULATIVE
   EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE       $    9,124  $    6,015  $   (6,181)     $   8,958
                              ----------  ----------  ----------      ---------
                              ----------  ----------  ----------      ---------

PER SHARE DATA:
   Income before extraordinary
     item and cumulative
     effect of change in
     accounting principle       $      .82                           $      .80
                                ----------                           ----------
                                ----------                           ----------

   Average Number of Common
     Shares Outstanding         11,165,057                           11,165,057
                                ----------                           ----------
                                ----------                           ----------


     Refer to Notes to Pro Forma Consolidated Statements of Operations.

                            THE PENN TRAFFIC COMPANY
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                 FOR THE FIFTY-TWO WEEKS ENDED JANUARY 29, 1994
                 IN THOUSANDS OF DOLLARS (EXCEPT PER SHARE DATA)

                                                           PRO         CONSOLIDATED
                               PENN        ACQUIRED       FORMA            PRO
                              TRAFFIC (1) SUPERMARKETS  ADJUSTMENTS       FORMA
                             ---------    ------------  -----------    -----------
TOTAL REVENUES               $3,271,344   $  357,641    $(94,275)(2)   $3,534,710

COST AND OPERATING EXPENSES:
   Cost of sales (including
     buying and occupancy
     costs)                   2,539,410      280,972     (75,002)(2)    2,753,335
                                                           7,955 (3)
   Selling and administrative
     expenses                   581,589       64,069     (17,060)(2)      621,084
                                                          (7,955)(3)
                                                             441 (5)
   Unusual item                   6,400                                     6,400
                             ----------   ----------  ----------       ----------
OPERATING INCOME                143,945       12,600      (2,654)         153,891
   Interest expense             120,412          244      10,506 (6)      131,162
                             ----------   ----------  ----------       ----------
INCOME BEFORE INCOME TAXES
   AND EXTRAORDINARY ITEM        23,533       12,356     (13,160)          22,729
   Provision for income taxes    15,027                     (322)(7)       14,705
                             ----------   ----------  ----------       ----------
INCOME BEFORE EXTRAORDINARY
   ITEM                      $    8,506   $   12,356  $  (12,838)      $    8,024
                             ----------   ----------  ----------       ----------
                             ----------   ----------  ----------       ----------
PER SHARE DATA:
   Income before
     extraordinary item
     (after preferred
      dividends)             $      .79                                $      .74
                             ----------                                ----------
                             ----------                                ----------
   Average Number of Common
     Shares Outstanding      10,561,256                                10,561,256
                             ----------                                ----------
                             ----------                                ----------


     Refer to Notes to Pro Forma Consolidated Statements of Operations.

           NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The unaudited pro forma consolidated balance sheet as of July 30, 1994 gives effect to the following pro forma adjustments:


(1)  To eliminate assets not acquired by Penn Traffic.

(2) To record proceeds from debt offering in excess of purchase price for the Acquired Supermarkets and related acquisition expenses.

(3) To adjust for leases that will be accounted for as operating leases by Penn Traffic.

(4) To adjust the bases of fixed assets and to record other assets (goodwill and deferred financing costs) in order to reflect the preliminary allocation of the purchase price.

(5)  To record a reserve for transition and acquisition costs.

(6)  To reflect the issuance of $100 million of senior notes.

(7)  To eliminate the net assets recorded by the Acquired Supermarkets.

          NOTES TO THE PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The combined statements of operations for the 26 weeks ended July 30, 1994 and July 31, 1993, and the 52 weeks ended January 29, 1994, adjusted to give effect to the following pro forma adjustments:


(1) Presents the unaudited statements of operations of The Penn Traffic Company and consolidated subsidiaries for the 26 weeks ended
     July 31, 1993 and the 52 weeks ended January 29, 1994, adjusted to give effect to the acquisition of the 12 stores acquired from Insalaco by Penn Traffic in September 1993 as though it had occurred at the beginning of the applicable period. See Item 7(c) included herein for the combined unaudited pro forma statement of operations for the 26 weeks ended
     July 31, 1993 and the 52 weeks ended January 29, 1994.

(2) To eliminate the operating results of certain of the Acquired Supermarkets expected to be closed by Penn Traffic.

(3) To reclassify certain of the Acquired Supermarkets expenses to be consistent with Penn Traffic.

(4) To reclassify a non-recurring item related to a voluntary employee separation program at the Acquired Supermarkets as an unusual item. Adjustment made to achieve consistency with Penn Traffic presentation.

(5) To adjust depreciation and amortization expense to be consistent with the adjusted bases of fixed assets and leases acquired and goodwill recorded.

(6) To record interest expense on the proposed senior debt offering at an assumed interest rate of 10.5%. For each 1/8 of 1% change in assumed interest rate on the Senior Notes, pro forma interest expense and pro forma net income would change by $125,000 and $75,000 per year or $62,500 and $37,500 per twenty-six week period, respectively.

(7)  To adjust the provision for income taxes for the impact of the acquisition.

NOTE: Penn Traffic anticipates that it will incur certain non-store expenses as a result of the acquisition of these stores. However, the Company expects these expenses will be more than offset by savings in distribution and other expenses. Neither the non-store expenses nor the savings are included in the pro forma adjustments.


The Supplemental Pro Forma Financial Information presented below was derived from the audited financial statements of the Acquired Supermarkets for the 52 weeks ended January 29, 1994, and from the unaudited financial statements of the Acquired Supermarkets for the 26 weeks ended July 30, 1994 and July 31, 1993 adjusted to give effect to the pro forma adjustments outlined above.


                  SUPPLEMENTAL PRO FORMA FINANCIAL INFORMATION
                       Acquired Supermarkets (as adjusted)
                            (In thousands of dollars)


                               26 WEEKS ENDED
                               --------------          52 WEEKS
                            JULY 30,     JULY 31,        ENDED
                              1994         1993      JANUARY 29, 1994
                            --------     --------    ----------------
Operating income              $5,099(A)   $4,140          $9,946
Depreciation and
  amortization                 1,610       1,610           3,220


(A) Amount stated is after a deduction of an unusual item of $1.1 million relating to a voluntary employee separation program at the Acquired Supermarkets for the twenty-six weeks ended July 30, 1994.

ITEM 7(C) - PRO FORMA FINANCIAL INFORMATION FOR INSALACO ACQUISITION AND
            EXHIBITS


          PRO FORMA FINANCIAL INFORMATION FOR INSALACO ACQUISITION


     The following combined unaudited pro forma financial information for The Penn Traffic Company and the Insalaco Supermarkets Acquired by The Penn Traffic Company in September 1993 ("Insalaco") is contained in this report.

     -Pro Forma Consolidated Statement of Operations - Unaudited (for the
        26 weeks ended July 31, 1993)
     -Notes to the Pro Forma Consolidated Statement of Operations
     -Pro Forma Consolidated Statement of Operations - Unaudited (for the
        52 weeks ended January 29, 1994)
     -Notes to the Pro Forma Consolidated Statement of Operations


                            THE PENN TRAFFIC COMPANY
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                  FOR THE TWENTY-SIX WEEKS ENDED JULY 31, 1993
                             IN THOUSANDS OF DOLLARS
                             (EXCEPT PER SHARE DATA)


                                                          PRO       CONSOLIDATED
                                 PENN                    FORMA         PRO
                               TRAFFIC     INSALACO    ADJUSTMENTS     FORMA
                              ----------  ----------   -----------  ------------
Total Revenues                $1,543,036   $  76,253    $            $1,619,289

Cost and Operating Expenses:
   Cost of sales (including
     buying and occupancy
     costs)                    1,202,651      56,669        4,008 (1) 1,263,328
   Selling and administrative                              (4,008)(1)
     expenses                    271,949      16,840         (338)(2)   284,443
   Unusual item                    6,400                                  6,400
                              ----------  ----------   ----------    ----------

Operating Income                  62,036       2,744          338        65,118
   Interest expense               59,656         197        2,100 (3)    61,953
                              ----------  ----------   ----------    ----------

Income Before Income Taxes
     And Extraordinary Item        2,380       2,547       (1,762)        3,165
   Provision for income taxes      1,327                      314 (4)     1,641
                              ----------  ----------   ----------    ----------

Income Before
     Extraordinary Item       $    1,053  $    2,547   $   (2,076)   $    1,524
                              ----------  ----------   ----------    ----------
                              ----------  ----------   ----------    ----------

Per Share Data (Primary):
   Income before
     extraordinary item (after
     preferred dividends)     $      .09                             $      .14
                              ----------                             ----------
                              ----------                             ----------

Average Number of Common Shares
     Outstanding               9,956,722                              9,956,722
                              ----------                             ----------
                              ----------                             ----------


     Refer to Notes to Pro Forma Consolidated Statement of Operations.

      NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Item 7(c))

Penn Traffic acquired Insalaco on September 27, 1993. The combined statement of income for the 26 weeks ended July 31, 1993 adjusted to give effect to the following pro forma adjustments:


(1)  To reclassify certain Insalaco expenses to be consistent with Penn Traffic.

(2) To adjust depreciation and amortization expense to be consistent with the adjusted bases of fixed assets acquired and goodwill recorded.

(3) To record interest expense on the debt incurred to acquire the Insalaco stores.

(4)  To adjust the provision for income taxes for the impact of the acquisition.

                            THE PENN TRAFFIC COMPANY
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                 FOR THE FIFTY-TWO WEEKS ENDED JANUARY 29, 1994
                 IN THOUSANDS OF DOLLARS (EXCEPT PER SHARE DATA)

                                                PRO        CONSOLIDATED
                                 PENN          FORMA           PRO
                                TRAFFIC     ADJUSTMENTS       FORMA
                               ----------   -----------    ------------
TOTAL REVENUES                 $3,171,600   $   99,744(1)   $3,271,344

COST AND OPERATING EXPENSES:
   Cost of sales (including
     buying and occupancy
     costs)                     2,464,853       74,557(2)    2,539,410
   Selling and administrative
     expenses                     559,729       21,860(3)      581,589
   Unusual item                     6,400                        6,400
                               ----------   ----------      ----------
OPERATING INCOME                  140,618        3,327         143,945
   Interest expense               117,423        2,989(4)      120,412
                               ----------   ----------      ----------

INCOME BEFORE INCOME TAXES AND
     EXTRAORDINARY ITEM            23,195          338          23,533
   Provision for income taxes      15,019            8(5)       15,027
                               ----------   ----------      ----------

INCOME BEFORE EXTRAORDINARY
     ITEM                      $    8,176   $      330      $    8,506
                               ----------   ----------      ----------
                               ----------   ----------      ----------

PER SHARE DATA:
   Income before extraordinary
      item (after preferred
      dividends)               $      .76                   $      .79
                               ----------                   ----------
                               ----------                   ----------

Average Number of Common Shares
   Outstanding                 10,561,256                   10,561,256
                               ----------                   ----------
                               ----------                   ----------


     Refer to Notes to Pro Forma Consolidated Statement of Operations.

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (Item 7(c))

Penn Traffic acquired Insalaco on September 27, 1993. The pro forma consolidated statement of operations for the 52 weeks ended January 29, 1994 combining the consolidated results of operations of The Penn Traffic Company with the results of operations of Insalaco for the period January 30, 1993 through September 26, 1993 adjusted to give effect to the following pro forma adjustments:


(1) Represents total revenues of Insalaco for the period January 30, 1993 through September 26, 1993.

(2) Adjustment is for the period of January 31, 1993 through September 26, 1993 and is based on Insalaco's cost of goods sold as a percentage of total revenues for the post-acquisition period of September 27, 1993 through January 29, 1994.

(3) Adjustment is for the period of January 31, 1993 through September 26, 1993 and is based on Insalaco's selling and administrative expense as a percentage of total revenues for the post-acquisition period of September 27, 1993 through January 29, 1994.

(4) To record interest expense on the debt incurred to acquire the Insalaco Stores.

(5)  To adjust provision for income taxes to reflect impact of the acquisition.
                                       29

Exhibits
- - --------

   2.13 Asset Purchase Agreement by and among Acme Markets, Inc., American Stores Properties, Inc., American Stores Realty Corp. and The Penn Traffic Company, dated as of
                September 30, 1994.

   10.9H Consent and Amendment to Loan and Security Agreement dated as of September 29, 1994, by and among The Penn Traffic Company, Dairy Dell, Big M Supermarkets, Inc., Penny Curtiss Baking Company, Inc., the lenders party thereto and NatWest USA Credit Corp., as Agent.

   23.1         Consent of Independent Auditors

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         THE PENN TRAFFIC COMPANY

Dated:   October 12, 1994                /s/ Eugene R. Sunderhaft
                                         ------------------------------------
                                         Name:   Eugene R. Sunderhaft
                                         Title:  Vice President -
                                                 Finance, Chief Financial
                                                 Officer

                                       31